             Schedule 14A Information required in proxy statement.
                           Schedule 14A Information
               Proxy Statement Pursuant to Section 14(a) of the
            Securities and Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Preliminary Additional Materials
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.149-11(c) or Section 240.14a-12

                           Morgan Stanley Dean Witter
                     Intermediate Term U.S. Treasury Trust
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                Lou Anne McInnis
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.

1)  Title of each of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

4)  Proposed maximum aggregate value of transaction:

5)  Fee previously paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

1)  Amount Previously paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

        MORGAN STANLEY DEAN WITTER INTERMEDIATE TERM U.S. TREASURY TRUST

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 20, 1998


     A Special Meeting of Shareholders of MORGAN STANLEY DEAN WITTER INTERMEDIATE TERM U.S. TREASURY TRUST (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in the Career Development Room, 61st Floor, 2 World Trade Center, New York, New York 10048, on October 20, 1998 at 10:00 A.M., New York City time, for the following purposes:

           1. To approve or disapprove a Plan of Liquidation and Dissolution to terminate the Fund; and

           2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as of the close of business on July 31, 1998 are entitled to notice of and to vote at the meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

     In the event that the necessary quorum to transact business is not obtained at the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution and will vote against such adjournment those proxies required to be voted against that proposal.


                                                       BARRY FINK,
                                                        Secretary

August  , 1998
New York, New York

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                                   IMPORTANT

     YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

                  MORGAN STANLEY DEAN WITTER INTERMEDIATE TERM
                              U.S. TREASURY TRUST
                TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                                 -------------
                                PROXY STATEMENT
                                 -------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 20, 1998

     This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of MORGAN STANLEY DEAN WITTER INTERMEDIATE TERM U.S. TREASURY TRUST (the "Fund"), for use at the Special Meeting of Shareholders of the Fund to be held on October 20, 1998, and at any adjournments thereof (the "Meeting").

     If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of Proposal 1 set forth in the Notice of Special Meeting. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

     Shareholders as of the close of business on July 31, 1998, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for
a fractional share. On July 31, 1998 there were outstanding           shares of
beneficial interest of the Fund, all with $0.01 par value. The following persons were known to own 5% or more of the outstanding shares of the Fund on
that date:               . The Trustees and officers of the Fund, together,
owned less than 1% of the Fund's outstanding shares on that date. The percentage ownership of shares of the Fund changes from time to time depending on purchases and redemptions by shareholders and the total number of shares outstanding. The first mailing of this proxy statement is expected to be made
on or about August   , 1998.

     The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors" or the "Investment Manager") (formerly named Dean Witter InterCapital Inc.). The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers of the Fund, officers and regular employees of MSDW Advisors, Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services"), Morgan Stanley Dean Witter Trust FSB ("MSDW Trust") and/or Dean Witter Reynolds Inc. ("DWR") without special compensation therefor.

                          (1) APPROVAL OR DISAPPROVAL
                     OF PLAN OF LIQUIDATION AND DISSOLUTION
                             TO TERMINATE THE FUND

     On July 22, 1998, the Board of Trustees, following deliberation and review of a proposal by the Fund's management, determined that it would be advisable and in the best interests of the Fund and its shareholders for the Fund to be liquidated and dissolved in accordance with Massachusetts law. Accordingly, the Board approved the termination of the Fund, subject to shareholder approval, pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A copy of the Plan is attached hereto as Exhibit A. At the Meeting, shareholders of the Fund will vote on the Plan. The Plan provides for the liquidation of the Fund's assets and the distribution to shareholders of the Fund of all of the proceeds of such liquidation, which will be in cash form, less an amount to be reserved for payments of debts and liabilities of the Fund.

     The favorable vote of a majority of the outstanding shares represented and entitled to vote at the Meeting is required for approval of the Plan.


BACKGROUND OF AND REASON FOR THE PLAN

     The Fund commenced operations on September 27, 1995 and since that date through June 30, 1998, the Fund's net assets have grown to only $5,746,361. The anticipated growth of the Fund's assets through increased sales of shares has not been achieved. Since the date of commencement of the Fund's operations, the Investment Manager has waived its investment management fees and has assumed all Fund expenses (except for brokerage fees and Rule 12b-1 fees). The Investment Manager has agreed to continue such waivers and expense assumptions until December 31, 1998. After such date, the Fund, if it continued in operation, would bear all fees and expenses. For the fiscal year ended February 28, 1998, it is estimated that absent such fee waivers and expense assumptions, the Fund's total operating expenses would have amounted to 3.15% of the average net assets of the Fund.

     The Investment Manager and Morgan Stanley Dean Witter Distributors Inc., the distributor of the Fund's shares (the "Distributor") (collectively, "Management"), Two World Trade Center, New York, New York, believe it is unlikely that the Fund will experience material growth in assets in the foreseeable future. Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Fund's small asset base, the Fund's Management has concluded that it would be in the best interests of the Fund and its shareholders to liquidate the Fund and has recommended that this course of action be considered by the Fund's Board of Trustees.

     At a meeting on July 22, 1998, the Board of Trustees considered whether it would be appropriate and in the best interests of the Fund and its shareholders to liquidate the Fund and, after careful consideration of the matter, the Board approved the liquidation and termination of the Fund pursuant to the terms of the Plan. The Board also directed that the Plan be submitted to shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the amount of the Fund's total assets, the Fund's expense ratio (absent the waiver and assumption of expenses described above), the likelihood that additional sales of the Fund's shares could increase the assets to a more viable level and the absence of another investment company advised by MSDW Advisors that would be appropriate for a possible merger. Based on consideration of the foregoing and all other factors deemed relevant by it, the Board of Trustees determined that approval of the Plan was in the best interests of the Fund and its shareholders. In view of this determination, the Board instructed the Distributor, to suspend all further sales of shares pending shareholder consideration of the Plan, with the exception of shares sold pursuant to the reinvestment of dividends and other distributions. Because of the suspension of sales, the Board also determined that accrual of payments to the Distributor, pursuant to the distribution plan of the Fund adopted pursuant to Rule 12b-1, should be terminated effective July 23, 1998.

     If shareholders of the Fund fail to approve the Plan, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Fund as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

SUMMARY OF THE PLAN

     Effective date of the Plan and cessation of the Fund's activities as an investment company. The Plan will become effective on the date of its approval by shareholders (the "Effective Date"). Following shareholder approval, the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund. After the distribution of assets to shareholders, the Fund will be dissolved in accordance with the Plan and Massachusetts law. The Plan provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund in accordance with the purposes intended to be accomplished by the Plan.

     Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Fund will mail to each Shareholder of record who has not redeemed its shares a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution.

     Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Fund and its Investment Manager, all expenses incurred by or allocable to the Fund in carrying out this Plan, deregistering the Fund as an investment company, and dissolving the Fund, shall be borne by Morgan Stanley Dean Witter Advisors Inc.

     Continued Operation of the Fund. The adoption of the Plan will not affect the right of Shareholders to redeem shares of the Fund at their then current net asset value per share. All officers of the Fund, as well as all entities serving the Fund, will continue in their present positions and capacities until such time as the Fund is liquidated and dissolved.


PROCEDURE FOR DISSOLUTION

     The Plan provides for the termination of the Fund under the laws of the Commonwealth of Massachusetts. The Fund intends to file an appropriate notice of termination with the Office of the Secretary of State of Massachusetts. Such notice will state that the Board of Trustees approved the termination of the Fund pursuant to the Plan and will specify the exact date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to shareholders with respect to the proposed liquidation and termination.


TAX EFFECTS OF LIQUIDATION

     The Fund has been advised by its special tax counsel, Gordon Altman Butowsky Weitzen Shalov & Wein, that, upon the liquidation of the Fund, shareholders will realize a capital gain or loss to the extent that the amount received upon liquidation exceeds or is less than the shareholder's adjusted basis in its shares of the Fund. The realized gain or loss will be long-term if the shareholder has held shares for more than one year and short-term if held for one year or less.

     The Fund qualified as a regulated investment company for federal income tax purposes for its fiscal year ended February 28, 1998, and has continued to so qualify. Following completion of the proposed liquidation and dissolution, shareholders will be furnished information concerning the tax treatment of all dividend and other distributions, including final liquidation distributions, made by the Fund.

     Certain shareholders who have not furnished a correct taxpayer identification number may be subject to backup withholding at a rate of 31% of the amount of distributions. The above discussion does not address the treatment of tax-exempt shareholders or nonresident shareholders. In addition, the treatment of state or local taxes is not discussed. Shareholders are urged to consult with their own tax advisers with respect to such issues.

DE-REGISTRATION AS AN INVESTMENT COMPANY

     Promptly after the dissolution of the Fund, an application will be filed with the Securities and Exchange Commission for an order declaring that the Fund has ceased to be an investment company. Upon issuance of such an order, the Fund will no longer be registered under or subject to the provisions of the Investment Company Act of 1940.

     THE TRUSTEES OF THE FUND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE FUND.


                             ADDITIONAL INFORMATION

     In the event that the necessary quorum to transact business is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a total of not more than 60 days in the aggregate to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal to approve the Plan of Liquidation and Dissolution and will vote against such adjournment those proxies required to be voted against such proposal.

     Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of the proposal, and broker "non-votes" will not be deemed to be present at the Meeting for purposes of determining whether the proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.


                             SHAREHOLDER PROPOSALS

     In the event that the Fund is not liquidated and dissolved, any proposals of security holders intended to be presented at the Fund's next meeting of shareholders should be presented a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.


                            REPORTS TO SHAREHOLDERS

     THE FUND'S MOST RECENT ANNUAL REPORT, FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1998, PREVIOUSLY HAS BEEN SENT TO THE FUND'S SHAREHOLDERS AND IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM ADRIENNE RYAN-PINTO AT MORGAN STANLEY DEAN WITTER TRUST FSB, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-869-NEWS (TOLL FREE)).


                                 OTHER BUSINESS

     Management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                                        By Order of the Board of Trustees

                                                    BARRY FINK

                                                    Secretary

                                                                       EXHIBIT A


        MORGAN STANLEY DEAN WITTER INTERMEDIATE TERM U.S. TREASURY TRUST
                      PLAN OF LIQUIDATION AND DISSOLUTION

     The following Plan of Liquidation and Dissolution (the "Plan") of Morgan Stanley Dean Witter Intermediate Term U.S. Treasury Trust (the "Fund"), a trust organized and existing under the laws of the Commonwealth of Massachusetts, which has operated as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Declaration of Trust dated February 6, 1995, as amended (the "Declaration"), and under Massachusetts law.

     WHEREAS, the Fund's Board of Trustees (the "Board") has deemed that it is advisable and in the best interests of the Fund and its shareholders to liquidate and to dissolve the Fund, and the Board, on July 22, 1998, considered the matter and determined to recommend the termination of the Fund pursuant to this Plan;

     NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

     1. Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of shareholders of the Fund ("Meeting") called for the purpose of voting upon the Plan, by the favorable vote of a majority of the outstanding shares of the Fund represented and entitled to vote at the Meeting. The date of such adoption and approval of the Plan by shareholders is hereinafter called the "Effective Date."

     2. Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to applicable provisions of Massachusetts law.

     3. Cessation of Business. After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares.

     4. Liquidation of Assets. The Fund shall cause the liquidation of its assets to cash form as soon as is practicable consistent with the terms of the Plan.

     5. Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

     6. Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Fund will mail the following to each shareholder of record who has not redeemed its shares:
(i) a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

     7. Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Fund and its investment manager, all expenses incurred by or allocable to the Fund in carrying out this Plan, deregistering the Fund as an investment company, and dissolving the Fund, shall be borne by Morgan Stanley Dean Witter Advisors Inc.

     8. Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or to authorize any or all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and applicable Massachusetts law.

     The death, resignation or other disability of any Trustee or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

     9. Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of assets to shareholders in accordance with the purposes intended to be accomplished by this Plan.

        MORGAN STANLEY DEAN WITTER INTERMEDIATE TERM U.S. TREASURY TRUST

                                     PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints Robert M. Scanlan, Barry Fink, and Joseph J. McAlinden, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Morgan Stanley Dean Witter Intermediate Term U.S. Treasury Trust on October 20, 1998 at 10:00 a.m., New York City time, and at any adjournment thereof, on the
proposal set forth in the Notice of Meeting dated August   , 1998 as follows:



                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDER-SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

-------------------------------------------------------------------------------
     PLEASE MARK VOTES AS
[X]  IN THE EXAMPLE USING
     BLACK OR BLUE INK

                                                    FOR  AGAINST  ABSTAIN

Approval of Plan of Liquidation and Dissolution     [ ]    [ ]      [ ]
to Terminate the Fund:

                                             Date
                                                 ------------------------------

                                    Please make sure to sign and date this
                                    Proxy using black or blue ink.

                                    -------------------------------------------

                                    -------------------------------------------
                                         Shareholder sign in the box above

                                    -------------------------------------------

                                    -------------------------------------------
                                      Co-Owner (if any) sign in the box above

-------------------------------------------------------------------------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
         -         -     PLEASE DETACH AT PERFORATION      -         -

                  MORGAN STANLEY DEAN WITTER INTERMEDIATE TERM
                              U.S. TREASURY TRUST

-------------------------------------------------------------------------------

                                   IMPORTANT

                    PLEASE SEND IN YOUR PROXY.........TODAY!

 YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.

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